Exhibit 99.1

SurModics Reports Second Quarter Fiscal 2014 Results

  Total GAAP Revenue of $13.6 Million with Medical Device Segment Revenue Increasing 8%
  GAAP EPS of $0.18 Includes One-time $0.04 Non-cash Charge
  Pro Forma EPS Increases 10% to $0.22
  Continued Pre Clinical Optimization of Paclitaxel Drug Coated Balloon
  Full Year 2014 EPS Outlook Range Affirmed and Revenue Outlook Range Adjusted to $56.0 million to $58.5 million

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--May 1, 2014--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2014 second quarter.

Commenting on the Company’s performance, SurModics’ President and Chief Executive Officer Gary Maharaj said, “Our Medical Device business unit delivered exceptional revenue growth and much-improved operating income. Additionally, I am particularly pleased that our pro forma earnings per share increased in the light of headwinds in our In Vitro Diagnostics business unit and continued investment in our drug coated balloon program.”

Second Quarter Revenue and Earnings Summary

GAAP revenue for the fiscal 2014 second quarter totaled $13.6 million, compared with $13.7 million in the fiscal 2013 second quarter.

Diluted earnings per share from continuing operations in the second quarter of fiscal 2014 totaled $0.18, compared with $0.23 in the prior-year period. On a pro forma basis, earnings per share in the fiscal 2014 second quarter were $0.22, excluding the previously announced $0.04 per share one-time, non-cash charge related to amendments to board of director equity compensation, compared with $0.20 on a pro forma basis in the prior-year period. The year-ago quarter included a $0.03 per share benefit from one-time discrete income tax items.

Medical Device Summary

The Medical Device business unit accounts for approximately three-quarters of the Company’s total revenue. This unit, which includes hydrophilic coatings and device drug delivery technologies, posted revenue of $10.5 million in the second quarter of fiscal 2014, increasing 8% from the year-ago period. Second quarter hydrophilic coating royalty revenue increased 3% to $7.1 million from the year-earlier period. Maharaj said, “Our team is actively engaged with customers conducting feasibility trials with our next generation Serene lubricity coating platform.”

Medical Device generated $5.3 million of operating income during the second quarter, a 10% increase compared with the second quarter of fiscal 2013, primarily reflecting increased revenue.

Additional highlights include:

  Three medical device customers launched new products utilizing SurModics hydrophilic coatings;
  Second consecutive quarter of year over year coronary sector revenue growth, up 3%; and
  Development work continued on the Company’s high-priority drug coated balloon program.

In Vitro Diagnostics Summary

The In Vitro Diagnostics (IVD) business unit accounts for approximately one-quarter of the Company’s total revenue. Revenue for the second quarter of fiscal 2014 totaled $3.1 million, down $0.8 million from the year-ago period. The decline in current year revenue was primarily driven by a shift in order patterns by a few key customers who initiated inventory rebalancing programs related to SurModics’ stabilization and antigen products, combined with lower sales of BioFx branded substrate products and a slowdown in sales in Europe. The IVD business unit generated $0.6 million of operating income in the second quarter of fiscal 2014, compared with $1.3 million in the year ago period.

Maharaj said, “We expect improvement in the IVD business in the second half of fiscal 2014.”

Balance Sheet and Cash Flow

As of March 31, 2014, the Company had $51.3 million of cash and investments. SurModics generated cash from operating activities of $5.9 million in the first six months of 2014, compared with $6.8 million in the same prior-year period. The Company repurchased 105,566 shares of common stock for $2.6 million in the second quarter of fiscal 2014 under the July 2013 $20.0 million repurchase authorization. This repurchase authorization was fully utilized in January 2014.

Maharaj said, “We continue to focus on driving our core business, developing our pipeline including the drug coated balloon platform and seeking opportunities to leverage our balance sheet to further enhance shareholder value.”

Fiscal 2014 Outlook

SurModics reaffirms its previously stated earnings per share outlook for fiscal 2014. Including planned increase in research and development spending primarily to support our drug coated balloon program and the second quarter 2014 $0.04 per share one-time, non-cash charge related to board of director equity compensation, the Company continues to estimate diluted GAAP earnings to be in the range of $0.85 to $0.97 per share. This range also assumes research and development expense will increase in the range of 7% to 9% in fiscal 2014, down from a 20% increase included in our previous guidance. The Company is adjusting its full-year revenue guidance to be in the range of $56.0 million to $58.5 million to reflect the change in customer order patterns in the IVD business unit. The previous guidance was for revenue in the range of $58.0 million to $62.0 million. The Company also affirmed for fiscal 2014 that cash flow from operating activities should range from $17.6 million to $18.6 million and capital expenditures are expected to range from $2.2 million to $2.5 million.

Live Webcast

SurModics will host a webcast at 4 p.m. CT (5 p.m. ET) today to discuss second quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the second quarter conference call will be available by dialing 800-406-7325 and entering conference call ID passcode 4678793. The audio replay will be available beginning at 7 p.m. CT on Thursday, May 1, 2014, until 7 p.m. CT on Thursday, May 8, 2014.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve patient diagnosis and treatment. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our expectations regarding the Company’s performance in the near- and long-term, including our revenue, earnings and cash flow expectations for fiscal 2014, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (2) our ability to realize the full potential of our pipeline (including our drug-coated balloon initiatives); (3) our ability to achieve our corporate goals; (4) possible adverse market conditions and possible adverse impacts on our cash flows, and (5) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenue:
Royalties and license fees	$7,329	$6,951	$14,794	$14,467
Product sales	5,165	5,758	10,565	11,111
Research and development	1,110	986	2,128	1,968
Total revenue	13,604	13,695	27,487	27,546
Operating costs and expenses:
Product costs	1,696	1,945	3,700	3,904
Research and development	4,134	3,774	7,833	7,136
Selling, general and administrative	4,294	3,847	8,145	7,500
Total operating costs and expenses	10,124	9,566	19,678	18,540
Operating income from continuing operations	3,480	4,129	7,809	9,006
Other income (loss):
Investment income, net	66	56	152	127
Impairment loss on strategic investments	―	(129)	―	(129)
Other income, net	125	282	806	1,458
Other income, net	191	209	958	1,456
Income from continuing operations before income taxes	3,671	4,338	8,767	10,462
Income tax provision	(1,212)	(918)	(2,678)	(2,794)
Income from continuing operations	2,459	3,420	6,089	7,668
Income from discontinued operations, net of taxes	―	682	―	682
Net income	$2,459	$4,102	$6,089	$8,350

Basic income per share:
Continuing operations	$0.18	$0.23	$0.45	$0.52
Discontinued operations	0.00	0.05	0.00	0.05
Net income	$0.18	$0.28	$0.45	$0.57

Diluted income per share:
Continuing operations	$0.18	$0.23	$0.44	$0.52
Discontinued operations	0.00	0.05	0.00	0.05
Net income	$0.18	$0.28	$0.44	$0.56

Weighted average number of shares outstanding:
Basic	13,538	14,622	13,658	14,639
Diluted	13,824	14,914	13,925	14,871

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	September 30,
	2014	2013
	(Unaudited)
Assets
Cash and short-term investments	$33,843	$25,707
Accounts receivable	5,610	5,332
Inventories	2,758	3,328
Other current assets	2,396	1,366
Current assets of discontinued operations	46	46
Total current assets	44,653	35,779

Property and equipment, net	12,689	12,845
Long-term investments	17,420	32,397
Other assets	20,920	20,902
Total assets	$95,682	$101,923

Liabilities and Stockholders’ Equity
Current liabilities	$3,118	$5,837
Current liabilities of discontinued operations	126	139
Total current liabilities	3,244	5,976

Other liabilities	1,805	2,130
Total stockholders’ equity	90,633	93,817
Total liabilities and stockholders’ equity	$95,682	$101,923

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended
	March 31,
	2014	2013
	(Unaudited)
Operating Activities:
Net income	$6,089	$8,350
Income from discontinued operations	―	(682)
Depreciation and amortization	1,380	1,446
Stock-based compensation	2,462	1,238
Gain on sales of available-for-sale securities and strategic investments	(806)	(1,458)
Net other operating activities	(822)	492
Change in operating assets and liabilities:
Accounts receivable	(279)	158
Accounts payable and accrued liabilities	(1,770)	(1,366)
Income taxes	(559)	(1,322)
Net change in other operating assets and liabilities	241	(31)
Net cash provided by operating activities from continuing operations	5,936	6,825

Investing Activities:
Purchases of property and equipment	(798)	(1,239)
Cash transferred to discontinued operations	(13)	(86)
Net other investing activities	495	2,175
Net cash (used in) provided by investing activities from continuing operations	(316)	850

Financing Activities:
Repurchase of common stock	(12,544)	(2,681)
Purchases of common stock to pay employee taxes	(1,114)	(39)
Net other financing activities	987	42
Net cash used in financing activities from continuing operations	(12,671)	(2,678)
Net cash (used in) provided by continuing operations	(7,051)	4,997

Discontinued operations:
Net cash used in operating activities	(13)	(86)
Net cash provided by financing activities	13	86
Net cash provided by discontinued operations	―	―

Net change in cash and cash equivalents	(7,051)	4,997
Cash and Cash Equivalents:
Beginning of period	15,495	15,540
End of period	$8,444	$20,537

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014		2013		% Change
Revenue		% of Total		% of Total
Medical Device	$10,482	77.0%	$9,735	71.1%	7.7%
In Vitro Diagnostics	3,122	23.0	3,960	28.9	(21.2)
Total revenue	$13,604	100.0%	$13,695	100.0%	(0.7)%

	Six Months Ended March 31,
	2014		2013		% Change
Revenue		% of Total		% of Total
Medical Device	$21,031	76.5%	$20,266	73.6%	3.8%
In Vitro Diagnostics	6,456	23.5	7,280	26.4	(11.3)
Total revenue	$27,487	100.0%	$27,546	100.0%	(0.2)%

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Operating Income (Loss)
Medical Device	$5,282	$4,785	$10,610	$10,625
In Vitro Diagnostics	633	1,267	1,303	2,018
Corporate	(2,435)	(1,923)	(4,104)	(3,637)
Total operating income	$3,480	$4,129	$7,809	$9,006

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended March 31, 2014
(In thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$7,329			$7,329
Product sales	5,165			5,165
Research and development	1,110			1,110
Total revenue	$13,604			$13,604

Operating income	$3,480	$914	(3)	$4,394

Income from continuing operations	$2,459	$580	(4)	$3,039

Diluted earnings per share from continuing operations(5)	$0.18			$0.22

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts consider adjustments to reflect a $914 reduction to operating expenses associated with acceleration of Board of Director stock-based compensation awards and related adjustment to the income tax provision utilizing a 36.5% incremental effective tax rate.
(3)	Reflects the pre-tax impact of the operating expense adjustment noted in (2) above.
(4)	Adjusted to reflect the adjustments noted in (2) above.
(5)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended March 31, 2013
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$6,951			$6,951
Product sales	5,758			5,758
Research and development	986			986
Total revenue	$13,695			$13,695

Operating income	$4,129			$4,129
		10	(3)
Income from continuing operations	$3,420	$(412)	(4)	$3,018

Diluted earnings per share from continuing operations(5)	$0.23			$0.20

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts consider adjustments to reduce net investment loss associated with an impairment loss on the Company’s investment in ViaCyte substantially offset by the gain on the sale of OctoPlus shares and increase the income tax provision to reverse discrete income tax benefits recognized for the period presented as noted in detail in note (4) below. The adjustment to net investment loss did not generate a tax expense as there was an offsetting reversal of a capital loss valuation allowance.
(3)	Reflects the pre-tax impact of the net investment loss adjustments noted in (2) above. The adjustment to net investment loss did not generate a tax expense as there was an offsetting reversal of a capital loss valuation allowance.
(4)	Adjusted to remove discrete income tax benefits of $261 associated with the realization of capital loss carrybacks and $151 from the January 2013 signing of the American Taxpayer Relief Act of 2012 which retroactively reinstated federal R&D tax credits for calendar 2012.
(5)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Six Months Ended March 31, 2014
(In thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$14,794			$14,794
Product sales	10,565			10,565
Research and development	2,128			2,128
Total revenue	$27,487			$27,487

Operating income	$7,809	$914	(3)	$8,723

Income from continuing operations	$6,089	$(101)	(4)	$5,988

Diluted earnings per share from continuing operations(5)	$0.44			$0.43

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts consider adjustments to reduce operating expenses by $914 associated with acceleration of Board of Director stock-based compensation awards and a $681 reduction in net investment income associated with a contingent milestone payment related to the sale of Vessix Vascular shares which were sold in fiscal 2013. The income tax provision includes an adjustment associated with the stock-based compensation awards utilizing a 36.5% incremental effective tax rate. The adjustment to reduce net investment income did not generate a tax benefit as there was an offsetting establishment of a capital loss valuation reserve allowance.
(3)	Reflects the pre-tax impact of the operating expense adjustment noted in (2) above.
(4)	Adjusted to reflect the adjustments noted in (2) above.
(5)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Six Months Ended March 31, 2013
(In thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$14,467	$(570)	(3)	$13,897
Product sales	11,111			11,111
Research and development	1,968			1,968
Total revenue	$27,546	$(570)	(3)	$26,976

Operating income	$9,006	$(570)	(3)	$8,436

		$(362)	(4)
		$(1,164)	(5)
Income from continuing operations	$7,668	$(412)	(6)	$5,730

Diluted earnings per share from continuing operations(7)	$0.52			$0.39

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts consider adjustments to reduce royalty revenue associated with a one-time $570 catch up payment received in the first quarter of fiscal 2013, a reduction in net investment income of $1,164 associated with the sale of Vessix Vascular and OctoPlus shares offset by an impairment loss on the Company’s investment in ViaCyte, a $412 increase in the income tax provision to reverse discrete income tax benefits recognized as noted in detail in note (6) below and adjustment to the income tax provision for the one-time royalty revenue utilizing a 36.5% incremental effective tax rate. The adjustment to reduce net investment income did not generate a tax benefit as there was an offsetting establishment of a capital loss valuation reserve allowance.
(3)	Reflects the pre-tax impact of the $570 one-time royalty catch up payment noted in (2) above.
(4)	Reflects the after tax impact of the $570 one-time royalty catch up payment noted in (2) above utilizing a 36.5% incremental effective tax rate.
(5)	Reflects the pre-tax impact of the net investment income adjustments noted in (2) above.
(6)	Adjusted to remove discrete income tax benefits of $261 associated with the realization of capital loss carrybacks and $151 from the January 2013 signing of the American Taxpayer Relief Act of 2012 which retroactively reinstated federal R&D tax credits for calendar 2012.
(7)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Andy LaFrence, 952-500-7000
Vice President of Finance and Chief Financial Officer